UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

NOVELIS INC.

(Exact name of Registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3560 Lenox Road, Suite 2000, Atlanta, GA	30326
(Address of principal executive offices)	(Zip Code)

(404) 760-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 11, 2021, Novelis Corporation (the “Issuer”), a wholly owned subsidiary of Novelis Inc. (the “Company”), completed the issuance and sale of $750,000,000 aggregate principal amount of 3.250% senior notes due 2026 (the “2026 Notes”) and $750,000,000 aggregate principal amount of 3.875% Senior Notes due 2031 (the “2031 Notes” and, together with the 2026 Notes, the “Notes”). The net proceeds of the offering, together with cash on hand, will be used to (i) fund the redemption of all of the Issuer’s currently outstanding 5.875% senior notes due 2026 (the “Existing 2026 Notes”), plus the redemption premium and accrued and unpaid interest thereon and (ii) pay certain fees and expenses in connection with the foregoing and the offering of the Notes.

The 2026 Notes were issued pursuant to an indenture, dated as of August 11, 2021 (the “2026 Notes Indenture”), among the Issuer, the Company, as guarantor, the subsidiary guarantors named therein and Regions Bank, as trustee (the “Trustee”) and the 2031 Notes were issued pursuant to an indenture, dated as of August 11, 2021 (the “2031 Notes Indenture” and, together with the 2026 Notes Indenture, the “Indentures”), among the Issuer, the Company, as guarantor, the subsidiary guarantors named therein and the Trustee. The Indentures provide, among other things, that each series of Notes are the senior unsecured obligations of the Issuer and are guaranteed, jointly and severally, on a senior unsecured basis, by the Company and certain of its subsidiaries and certain of the Company’s other subsidiaries that become a borrower or guarantor under certain credit facilities of the Company.

Pursuant to the 2026 Notes Indenture, the 2026 Notes will mature on November 15, 2026, and will accrue interest at a rate of 3.250% per year. Pursuant to the 2031 Notes Indenture, the 2031 Notes will mature on August 15, 2031, and will accrue interest at a rate of 3.875% per year. Interest on the 2026 Notes will be payable semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2022; and interest on the 2031 Notes will be payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2022.

Prior to November 15, 2023, in the case of the 2026 Notes, and prior to August 15, 2026, in the case of the 2031 Notes, the Issuer may redeem all or a portion of the Notes of the applicable series at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the applicable “make-whole” premium as provided in the applicable Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Commencing November 15, 2023, in the case of the 2026 Notes, and commencing August 15, 2026, in the case of the 2031 Notes, the Issuer may redeem all or a portion of the Notes of the applicable series at the redemption prices set forth in the applicable Indenture, plus accrued and unpaid interest, if any, to but excluding, the date of redemption. In addition, prior to November 15, 2023, in the case of the 2026 Notes, and prior to August 15, 2024, in the case of the 2031 Notes, the Company may also redeem up to 40% of the original aggregate principal amount of the Notes (including any additional Notes) of the applicable series with the proceeds of certain equity offerings, at a redemption price equal to 103.250% in the case of the 2026 Notes and 103.875% in the case of the 2031 Notes of the principal amount of the Notes of the applicable series to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date; provided that at least 50% of the original aggregate principal amount of the Notes (including additional Notes) of the applicable series issued remains outstanding.

Upon a Change of Control Triggering Event (as defined in the applicable Indenture) with respect to either series of Notes, the Issuer must offer to purchase the Notes of such series at a purchase price of 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to but excluding the purchase date, subject to certain exceptions including in the case where the Issuer (or any affiliate of the Issuer) has made an Alternate Offer (as defined in the applicable Indenture), which cash price will be equal to or higher than such 101% of the principal amount of such Notes. In addition, if the Company or its restricted subsidiaries engage in certain asset sales and do not invest such proceeds or permanently reduce certain debt, up to an amount equal to the Net Available Cash (as defined in the applicable Indenture) from such asset sale, within a specified period of time, the Issuer will be required to use a portion of the proceeds of such asset sales to make an Asset Sale Offer (as defined in the applicable Indenture) to all holders of the applicable series of Notes, and if required or permitted by the terms of any Indebtedness (as defined in the applicable Indenture) that ranks pari passu in right of payment with such series of Notes, to the holders of such pari passu Indebtedness at a price of 100% of the principal amount of such series of Notes (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer.

The Indentures contain customary covenants that will limit the Company’s ability and the ability of certain of its subsidiaries (including the Issuer) to (1) incur additional debt and provide additional guarantees, (2) pay dividends beyond certain amounts and make other restricted payments, (3) create or permit certain liens, (4) make certain asset sales, (5) use the proceeds from the sales of assets and subsidiary stock, (6) create or permit restrictions on the ability of certain of the Company’s subsidiaries (including the Issuer) to pay dividends or make other distributions to the Company or certain of the Company’s subsidiaries, as applicable, (7) engage in certain transactions with affiliates, (8) designate subsidiaries as unrestricted subsidiaries and (9) consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of certain of the Company’s subsidiaries. During any future period in which either Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or Moody’s Investors Service, Inc. have assigned an investment grade credit rating to either series of Notes and no default or event of default under the applicable Indenture has occurred and is continuing, most of the covenants under such Indenture will be suspended. The Indentures also contain customary events of default.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Notes were sold to qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S of the Securities Act.

This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities. This Form 8-K does not constitute a notice of redemption under the indenture governing the Existing 2026 Notes or an obligation to issue a notice of redemption, or an offer to tender for, or purchase, any of the Existing 2026 Notes or any other security.

The 2026 Notes Indenture and the form of 2026 Note are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference. The 2031 Notes Indenture and the form of 2031 Note are filed as Exhibits 4.3 and 4.4 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Indentures and the Notes are qualified in their entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On August 11, 2021, the Company issued a press release announcing the completion of the issuance of the Notes. A copy of this release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

4.1	2026 Notes Indenture, dated as of August 11, 2021, among the Issuer, the Company, the subsidiary guarantors named on the signature pages thereto and Regions Bank, as trustee.

4.2	Form of 3.250% Senior Note due 2026 (included in Exhibit 4.1).

4.3	2031 Notes Indenture, dated as of August 11, 2021, among the Issuer, the Company, the subsidiary guarantors named on the signature pages thereto and Regions Bank, as trustee.

4.4	Form of 3.875% Senior Note due 2031 (included in Exhibit 4.3).

99.1	Press release, dated August 11, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.

Date: August 11, 2021	By:	/s/ Christopher Courts
Christopher Courts General Counsel, Corporate Secretary and Compliance Officer